                                                                   Exhibit 16(b)

                  ML FLORIDA MUNICIPAL BOND CLASS B (05/31/91 - 07/31/91)
                            AVERAGE ANNUAL AND TOTAL RETURNS


                                                 SINCE              SINCE
                                               INCEPTION          INCEPTION
                                              AVG ANNUAL             TOTAL
                                                RETURN              RETURN*
                                               --------           ---------
   Inital Investment                          $1,000.00           $1,000.00
   Divided by Net Asset Value                     10.00               10.00
                                             ----------          ----------
   Equals Shares Purchased                       100.00              100.00

   Plus shares Acquired through
     Dividend Reinvestment                         0.83                0.89
   Equals Shares Held                        ----------          ----------
     at 07/31/91                                 100.83              100.89
   multiplied by  Net Asset
     Value at 07/31/91                            10.01               10.01
   Equals Ending Value before                ----------          ----------
     deduction for contingent
     deferred sales charge                     1,009.28            1,009.90

   LOSS deferred sales charge                    (39.38)               0.00

   Equals Ending Redeemable
     Value of a $1,ooo
     Investment (ERV)                           $969.90           $1,009.90
                                             ----------          ----------
  Divided by $1,000 (p)                          0.9699              1.0099

   Subtract 1                                   -0.0301              0.0099

     Expressed as a percentage
     equals the Aggregate Total
     Return for the Period (T)                    -3.01%
                                             ==========
     Expressed as a percentage
     equals the Aggregate Total
     Return for the Period                                             0.99%
                                                                 ==========
   ERV divided by P                              0.9699

  Raise to the power of                            5.98

   Equals                                        0.8330

   Subtract 1                                   -0.1670

     Expressed as a percentage
      equals the Average
      Annualized Total Return                    -16.70%
                                             ==========

    * Does not include sales charge for the period.

                             ENDING JULY 31, 1991

                       FLORIDA MUNICIPAL BOND - CLASS A



     Long term Income generally based on yield to
         maturity times market value of each security               $140,615

     Plus short term Income accrued for the past
        thirty days                                                    4,735
                                                             ---------------

     Equals Total Income                                             145,349

     Less expenses for the past thirty days                           (5,734)
                                                             ---------------

     Equals net monthly, income for yield calculation                139,615
                                                             ---------------

     Average shares outstanding for 30 days                        2,680,372

     Times the Maximum Offering Price                                  10.41
                                                             ---------------

     Equals total dollars                                        $27,902,675
                                                             ===============

     Net monthly income divided by total dollars equals          0.005003644

     Add 1                                                       1.005003644

     Raise to the power of 6                                     1.030399926

     Subtract 1                                                  0.030399926

     Times 2                                                     0.060799851

     Expressed as a percentage equals the
       standardized yield for 30 day period                             6.08%
                                                                    ========


  Tax Rate                                                               .28
  X = 1 minus Tax Rate                                                   .72

  standardized Yield divided by X equalsperiod
           Tax Equivalent Yield for 30 day period                       8.44
                                                                    ========



                 FLORIDA MUNICIPAL BOND FUND - CLASS B



    Long term income generally based on yield to
      maturity times market value of each security                  $347,450

    Plus short term income accurued for the past
      thirty days                                                     11,699
                                                             ---------------

    Equals Total Income                                              359,149

    Less expenses for the past thirty days                           (41,618)
                                                             ---------------

    Equals net monthly Income for yield calculation                  317,530
                                                             ---------------

    Average shares outstanding for 30 days                         6,621,691

    Times the Net Asset Value                                           9.99
                                                            ----------------

    Equals total dollars                                         $66,150,691
                                                            ================

    Net monthly Income divided by total dollars equals           0.004800104

    Add 1                                                        1.004800104

    Raise to the power of 6                                      1.029148458

    Subtract 1                                                   0.029148458

    Times  2                                                     0.058296915

    Expressed as a percentage equals the
       standardizied yield for the 30 day period                        5.83%
                                                                    ========


    Tax Rate                                                             .28

    X = 1 minus Tax Rate
                                                                         .72
    Standardized Yield divided by X equals
          Tax Equivalent Yield for 30 day period                        8.10
                                                                    ========